Exhibit 10.4
THIRD AMENDMENT

THIS THIRD AMENDMENT, dated as of January 13, 2021 (this “Amendment”), to the Existing Credit Agreement referred to below, is among SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY, a public limited company incorporated under the laws of Ireland (“STX”), SEAGATE HDD CAYMAN, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), THE BANK OF NOVA SCOTIA, as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders (such capitalized terms, and other terms used in this preamble or the recitals, to have the meaning provided in Article I).

W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of February 20, 2019 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as further amended, supplemented, amended and restated or otherwise modified, the “Credit Agreement”), among STX, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent, the Lenders have extended and have agreed to continue to make Loans to the Borrower, the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower and the other Finance Parties that are counterparties to the Platinum Leases have agreed to continue to provide Platinum Leases to STX, the Borrower or the Subsidiaries;

WHEREAS, the Borrower has requested, subject to the terms and conditions hereinafter set forth, that the Existing Credit Agreement be amended in certain respects as set forth below; and

WHEREAS, the Administrative Agent and the Lenders have agreed to such amendments on the terms and conditions contained in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1 Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings:

“Amendment” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Guarantee Amendment” is defined in Section 2.5.

Exhibit 10.4
“Third Amendment Effective Date” is defined in Section 3.1.

SECTION 1.2 Credit Agreement Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms defined in the Credit Agreement and used in this Amendment shall have the meanings given to them in the Credit Agreement.

ARTICLE II
AMENDMENTS OF THE EXISTING CREDIT AGREEMENT, ETC.

Effective on the Third Amendment Effective Date the Existing Credit Agreement is hereby amended in accordance with the terms of this Article.

SECTION 2.1 Amendments to Article I. Article I of the Existing Credit Agreement is amended in accordance with Sections 2.1.1 through 2.1.2.

SECTION 2.1.1 Section 1.01 is amended by inserting the following definitions in the appropriate alphabetical order:

“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any UK Financial Institution.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.24.

“Benchmark” means, initially, the LIBO Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.24.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

Exhibit 10.4
(3)the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any

Exhibit 10.4
selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent following consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

Exhibit 10.4
(3)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

Exhibit 10.4
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for “syndicated” business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of (i) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (ii) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

Exhibit 10.4
“Floor” means 0.00%.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“New Obligor” is defined in Section 6.15.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Successor Transaction” is defined in clause (b) of the definition of “Change in Control.”

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Amendment” means the Third Amendment, dated as of January __, 2021, to this Agreement, among the Borrower, STX, the Lenders party thereto, and the Administrative Agent.

Exhibit 10.4

“Third Amendment Effective Date” is defined in the Third Amendment.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 2.1.2 Section 1.01 is further amended as follows:

(a) The definition of “Applicable Margin” is amended by (i) inserting the following text after the word “means” in the first line: “prior to the Third Amendment Effective Date, the rate set forth in this Agreement prior to the Third Amendment, and thereafter as follows,” and (ii) amending the chart set forth in such definition and the two sentences immediately following such chart in their entirety to read as follows:

Issuer Rating	Revolving Loan Eurodollar Spread	Revolving Loan ABR Spread	Term Loan Eurodollar Spread	Term Loan ABR Spread	Commitment Fee Rate
Category 1 Equal to or higher than: BBB by S&P Baa2 by Moody’s	1.250%	0.250%	1.375%	0.375%	0.150%
Category 2 BBB- by S&P Baa3 by Moody’s	1.500%	0.500%	1.625%	0.625%	0.250%
Category 3 BB+ by S&P Ba1 by Moody’s	1.750%	0.750%	1.875%	0.875%	0.300%
Category 4 BB by S&P Ba2 by Moody’s	2.000%	1.000%	2.125%	1.125%	0.375%
Category 5 Equal to or lower than: BB- by S&P Ba3 by Moody’s	2.500%	1.500%	2.625%	1.625%	0.450%

Exhibit 10.4

Subject to the next sentence, on and following the Third Amendment Effective Date (a) the Applicable Margin for Revolving Loans maintained as (i) ABR Loans will be no less than 0.75% per annum, and (ii) Eurodollar Loans will be no less than 1.75% per annum; (b) the Applicable Margin for Term Loans maintained as (i) ABR Loans will be no less than 0.875% per annum, and (ii) Eurodollar Loans will be no less than 1.875% per annum; and (c) the initial Commitment Fee Rate payable on the unused Commitment amounts will be no less than 0.30% per annum.

Upon delivery of the compliance certificate pursuant to clause (c) of Section 5.01 for the first full fiscal quarter occurring after the Third Amendment Effective Date the Applicable Margin and Commitment Fee Rate will be as specified in accordance with the grid above.

(b) The definition of “Availability Period” is amended in its entirety to read as follows:

“Availability Period” means (a) in the case of the Revolving Loans existing or committed to on the Second Amendment Effective Date, the period from and including February 20, 2019 to but excluding the earlier of the Maturity Date and the date of termination or expiration of the corresponding Revolving Commitments for such existing Revolving Loans; (b) in the case of the Term Loans existing or committed to on the Second Amendment Effective Date, the period from and including the Second Amendment Effective Date to but excluding December 15, 2019; and (c) in the case of any Loans made or committed to be made pursuant to Section 2.20, the relevant periods set forth in the applicable Revolving Increase Amendment.

(c) The definition of “Bail-In Action” is amended in its entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(d) The definition of “Bail-In Legislation” is amended in its entirety to read as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Exhibit 10.4
(e) Clause (b) of the definition of “Change in Control” is amended in its entirety to read as follows:

(b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests in STX representing greater than 35% of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in STX; provided, however that subject to compliance with Section 6.15 a transaction (referred to as a “Successor Transaction”) will not be deemed to involve a Change in Control under this clause if (i) STX becomes a direct or indirect wholly owned subsidiary of a holding company, and (ii)(x) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of STX’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 35% of the Voting Stock of such holding company;

(f) The definition of “Investment Grade Ratings” is amended by deleting the proviso at the end of such definition.

(g) Clauses (a) and (b) of the definition of “Liquidity Amount” are amended by deleting “(other than the SPE Subsidiaries)” each time it appears therein.

(h) The definition of “Loan Documents” is amended in its entirety to read as follows:

“Loan Documents” means this Agreement, the Guarantee Agreements, any Revolving Increase Amendment and any Promissory Notes, and in each case any amendments, restatements, supplements or modifications to any of the foregoing.

(i) Clause (b) of the definition of “Maturity Date” is amended in its entirety to read as follows:

(b) Revolving Loans and Swingline Loans made or committed to be made on the Second Amendment Effective Date, February 20, 2024; and

(j) The definition of “Permitted Priority Debt Amount” is amended in its entirety to read as follows:

“Permitted Priority Debt Amount” means an amount not to exceed $50,000,000 at any time outstanding.

(k) The definition of “Permitted Receivables Financing” is deleted, and amended and replaced in its entirety to read as follows:

Exhibit 10.4
“Permitted Receivables Factoring” means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary in the nature of a non-recourse, “true sale” factoring arrangement and not a securitization of assets or involving the incurrence of indebtedness for borrowed money, pursuant to which it may sell, convey, or otherwise transfer (which sale, conveyance, or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), directly to one or more purchasers (other than the Borrower or any Subsidiary); it being understood that a Permitted Receivables Factoring may involve periodic sales, conveyances, and transfers of Receivables and Related Assets and/or transactions in which new Receivables and Related Assets, or interests therein, are sold, conveyed, or transferred, provided that any such transactions shall provide for recourse to such Subsidiary or the Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties or covenants relating to the Receivables, dilution of the Receivables, customary disputes and deductions, and customary indemnities and other customary undertakings in the jurisdiction relevant to such factoring transactions; and provided further that the aggregate principal amount of Permitted Receivables Factorings shall not exceed $750,000,000 at any time outstanding.

The “amount” or “principal amount” of any Permitted Receivables Factoring shall be deemed at any time to be the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received by the Borrower or any Subsidiary in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount.

(l) The last sentence of the definition of “Revolving Commitment” is amended to read in its entirety as follows:

The aggregate amount of the Lenders’ Revolving Commitments (i) prior to the Third Amendment Effective Date was $1,500,000,000, and (ii) on and subsequent to the Third Amendment Effective Date is $1,725,000,000, and the amount of each Lender’s Revolving Commitment and Revolving Loan Percentage as of the Third Amendment Effective Date is set forth on Schedule 2.01.

(m) The definition of “Senior Notes” is amended in its entirety to read as follows:

“Senior Notes” means, collectively, (i) the 4.25% Senior Notes due 2022, (ii) the 4.75% Senior Notes due 2023, (iii) the 4.875% Senior Notes due 2024, (iv) the 4.75% Senior Notes due 2025, (v) the 4.875% Senior Notes due 2027, (vi) the 5.75% Senior Notes due 2034, (vii) 3.125% Senior Notes due 2029, (viii) 4.091% Senior Notes due 2029, (ix) 3.375% Senior Notes due 2031, (x) 4.125% Senior

Exhibit 10.4
Notes due 2031 and (xi) unsecured notes issued by the Borrower or STX following the Effective Date, and in the case of clauses (i) through (xi), the Indebtedness represented thereby (including any respective Parent Guarantees and the Exchange Notes (each as defined in the Senior Note Documents), the respective guarantees of the Exchange Notes, and any replacement notes, or other similar or replacement guarantees), provided, that in the case of clause (xi), both before and after giving effect to the incurrence of Indebtedness thereunder, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including under Sections 6.11, 6.12, or 6.13, on a pro forma basis).

(n) The definition of “SPE Subsidiary” is deleted in its entirety.

(o) Clause (b) of the definition of “Subsidiary Loan Party” is amended in its entirety to read as follows:

(b) [RESERVED],

(p) The definition of “Write-Down and Conversion Powers” is amended in its entirety to read as follows:

“Write-Down and Conversion Powers” means, (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 2.2 Amendments to Article II. Article II of the Existing Credit Agreement is amended in accordance with Sections 2.2.1 through 2.2.3:

SECTION 2.2.1 The lead in sentence to Section 2.13 is amended by adding “Subject to the terms of Section 2.24,” at the beginning of such sentence, and clause (c) of such Section and the paragraph beginning “Notwithstanding anything to the contrary” at the end of such Section are each deleted in its entirety.

SECTION 2.2.2 Clause (a) of Section 2.20 is amended in its entirety to read as follows:

(a) At any time and from time to time during the applicable Availability Period, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly

Exhibit 10.4
deliver a copy to each of the Lenders), request to increase the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”), provided that at the time of each such request and upon the effectiveness of each Revolving Increase Amendment, (A) no Default has occurred and is continuing or shall result therefrom and (B) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clause (A) above. Notwithstanding anything to the contrary herein, the aggregate principal amount of all Revolving Commitment Increases following or effective upon the Third Amendment Effective Date shall not exceed $275,000,000. Each Revolving Commitment Increase shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $25,000,000, provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the maximum aggregate principal amount of Revolving Commitment Increases set forth above.

SECTION 2.2.3 A new Section 2.24 is hereby added to the Existing Credit Agreement to read in its entirety as follows:

SECTION 2.24 Eurodollar Replacement.
(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (provided, that any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan

Exhibit 10.4
Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to

Exhibit 10.4
ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

SECTION 2.3 Amendments to Article VI. Article VI of the Existing Credit Agreement is hereby amended in accordance with Sections 2.3.1 through 2.3.17.

SECTION 2.3.1 Clause (a)(iv)(z) of Section 6.01 is amended by deleting the words “(other than any SPE Subsidiary)”.

SECTION 2.3.2 Clause (a)(ix) of Section 6.01 is amended (i) by amending clause (a)(ix)(A) in its entirety to read as follows:

(A) at the time of any incurrence of Indebtedness pursuant to this clause (ix), after giving effect to such incurrence, the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (ix) shall not exceed $150,000,000 and and (ii) deleting the proviso at the end of such clause.

SECTION 2.3.3 Clause (f) of Section 6.02 is amended in its entirety to read as follows:

(f) Uniform Commercial Code financing statements filed in respect of Permitted Receivables Factoring;

SECTION 2.3.4 Clause (g) of Section 6.02 is amended by deleting the proviso at the end of such clause.

SECTION 2.3.5 Section 6.03 is amended by adding the following sentence at the end of clause (a) thereof:

Notwithstanding anything to the contrary herein, this clause (a) shall not prohibit a Successor Transaction in compliance with Section 6.15.

SECTION 2.3.6 Clause (b) of Section 6.03 is amended in its entirety to read as follows:
Each of STX and the Borrower will not, and will not permit any of its subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by STX, the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related, ancillary or complementary thereto, including Permitted Receivables Factoring.

SECTION 2.3.7 Clauses (c), (d)(x), (d)(y) and (d)(z) of Section 6.04 are each amended by deleting the words “(other than in any SPE Subsidiary)”.

Exhibit 10.4
SECTION 2.3.8 Clause (b) of Section 6.05 is amended by deleting the words “(other than in any SPE Subsidiary)”.

SECTION 2.3.9 Clause (e) of Section 6.07 is hereby deleted, and clauses (c) and (d) of Section 6.07 of the Existing Credit Agreement are amended in their entirety to read as follows:

(c) Restricted Payments consisting of cash dividends paid quarterly in respect of STX’s Equity Interests, provided that (i) no such Restricted Payments pursuant to this clause (c) shall be declared, permitted or made in an aggregate amount that is greater than $700,000,000 in any four consecutive fiscal quarter period, and (ii) after giving effect to each such Restricted Payment referred to in this clause (c) and any related Borrowing, the Liquidity Amount shall not be less than $800,000,000; and

(d) other Restricted Payments, provided that (i) no such Restricted Payments shall be declared, permitted or made if before or after giving effect thereto, the Total Leverage Ratio is, or on a pro forma basis would be, greater than 3.75:1.00, calculated based upon the financial information most recently delivered to the Administrative Agent pursuant to clause (c) of Section 5.01, and (ii) after giving effect to each such Restricted Payment referred to in this clause (d) and any related Borrowing, the Liquidity Amount shall not be less than $800,000,000.

If any Restricted Payment described in any clause of this Section 6.07 made at the time an Investment Grade Period ends exceeds the amount of Restricted Payments that would be permitted at the time the succeeding Non-Investment Grade Period commences, then the amount of such excess shall be deemed to have been permitted under this Section.

SECTION 2.3.10 Clause (b) of Section 6.08 is amended by deleting the words “(other than a SPE Subsidiary)”.

SECTION 2.3.11 Clause (b)(v) of Section 6.09 is amended by deleting the words “(which for this purpose shall not include the amount set forth in clause (b) of the definition of “Permitted Priority Debt Amount”)” in such clause.

SECTION 2.3.12 Clause (b)(viii) of Section 6.09 is amended in its entirety to read as follows:

(viii) [RESERVED].

SECTION 2.3.13 Section 6.12 of the Existing Credit Agreement is amended in its entirety to read as follows:

SECTION 6.12 Total Leverage Ratio. STX will not permit the Total Leverage Ratio as of the end of any fiscal quarter to exceed 4.00 to 1.00.

Exhibit 10.4
SECTION 2.3.14 A new Section 6.15 is added to the Existing Credit Agreement to read in its entirety as follows:

SECTION 6.15. Successor Transaction. STX will not consummate a Successor Transaction unless prior to or contemporaneous with the consummation thereof (i) unless otherwise agreed to by the Required Lenders, the Administrative Agent shall have received a guarantee of all Obligations in form and substance satisfactory to it or a joinder to the U.S. Guarantee Agreement, from any Persons (including any holding companies) created or otherwise involved (referred to as a “New Obligor”) in the Successor Transaction, (ii) if STX is no longer the ultimate parent owner of the Borrower, unless otherwise agreed to by the Required Lenders, then each New Obligor shall have executed and delivered a joinder to this Agreement satisfactory to the Administrative Agent pursuant to which it becomes obligated for the same obligations binding on STX prior to the Successor Transaction, and (iii) the Administrative Agent (on behalf of the Lenders and itself), STX, the Borrower and, if applicable in the reasonable determination of the Administrative Agent, the New Obligor shall have executed and delivered an amendment to this Agreement and any other Loan Documents as specified by, and in form and substance reasonably satisfactory to, the Administrative Agent to reflect the New Obligor as the ultimate parent of STX and to preserve the rights and remedies of the Finance Parties and to ensure that such right and remedies are not adversely affected by the Successor Transaction. Notwithstanding the terms of Section 9.02(b), the Lenders hereby consent to, and authorize and direct the Administrative Agent to execute and deliver, (i) such amendments described in the preceding sentence on their behalf without any further consent of the Lenders (provided that, except as described in clause (ii) of this sentence, any such amendments shall not involve any modifications of the type set forth in Section 9.02 (b)(i) through (b)(vii)) and (ii) releases of STX as an obligor under the Loan Documents and as a Guarantor upon the approval of the Required Lenders. In connection with the foregoing, the Lenders and Administrative Agent agree that if approved by the Required Lenders, the removal of STX as a Guarantor in the event of a Successor Transaction does not adversely affect their rights and remedies.

SECTION 2.3.15 A new Section 6.16 is added to the Existing Credit Agreement to read in its entirety as follows:

SECTION 6.16. Maximum Aggregate Debt. Notwithstanding any of the terms of this Agreement to the contrary, other than in connection with the Loan Documents, the Borrower will not, and will not permit any of its subsidiaries to, create, assume, incur, Guarantee (as defined in any Senior Note Document) or otherwise become liable for or suffer to exist Aggregate Debt (as defined in any Senior Note Document) in excess of $150,000,000 in the aggregate at any time outstanding during the Cap Period (as defined in the U.S. Guarantee Agreement).

SECTION 2.3.16 Section 9.02(c)(y) is amended by deleting the words “all the Commitments and Revolving Exposure of such Non-Consenting Lender for an amount equal to

Exhibit 10.4
the principal balance of all Revolving Loans (and funded participations in Swingline Loans and unreimbursed LC Disbursements) held by such Non-Consenting Lender”, and inserting the following words in place thereof:

all the Revolving Commitments and Revolving Loans (in the case of a Revolving Loan Lender) and the Term Loan Commitments and Term Loans (in the case of a Term Loan Lender) of such Non-Consenting Lender for an amount equal to the principal balance of all applicable Loans (and in the case of a Revolving Loan Lender, funded participations in Swingline Loans and unreimbursed LC Disbursements) held by such Non-Consenting Lender

SECTION 2.3.17 Section 9.16 of the Existing Credit Agreement is amended in its entirety to read as follows:

SECTION 9.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising hereunder, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

SECTION 2.4 Global Amendments. Each reference in each Loan Document to “Permitted Receivables Financing” is amended to read “Permitted Receivables Factoring”.

SECTION 2.5 Amendment to Schedule 2.01; Incremental Revolving Commitments. Schedule 2.01 of the Existing Credit Agreement as it relates to Revolving Loan Lenders is hereby amended in its entirety to read as Annex I hereto in order to evidence the new and incremental Revolving Commitments and corresponding Revolving Loan Percentages that will become effective as of the Third Amendment Effective Date. From and after the Third Amendment Effective Date each Lender that (i) has an increase in its aggregate Revolving Commitment from that in effect immediately prior to the Third Amendment Effective Date or (ii) is making a new Revolving Commitment as of the Third Amendment Effective Date commits to

Exhibit 10.4
provide its respective Revolving Commitment as set forth on such amended Schedule 2.01 in accordance with the terms of the Credit Agreement.

SECTION 2.6 Consent to the Guarantee Amendment. As of the Third Amendment Effective Date, each Lender party to the Credit Agreement (a) consents to an amendment to the U.S. Guarantee Agreement in substantially the form of Exhibit A hereto (the “Guarantee Amendment”); and (b) authorizes and directs the Administrative Agent to execute and deliver the Guarantee Amendment on its behalf.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

SECTION 3.1 This Amendment shall become effective upon the date (the “Third Amendment Effective Date”) when each of the conditions set forth in this Article shall have been satisfied.

SECTION 3.1.1 Execution of Counterparts. The Administrative Agent shall have received copies of this Amendment, duly executed and delivered by an authorized officer or representative of STX and of the Borrower, and on behalf of all Lenders and the Administrative Agent.

SECTION 3.1.2 Guarantee Amendment. The Administrative Agent shall have received counterparts of the Guarantee Amendment, duly executed and delivered by the Administrative Agent and an authorized officer of each Guarantor.

SECTION 3.1.3 Affirmation. The Administrative Agent shall have received counterparts of an affirmation, dated as of the Third Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by an authorized officer of each Guarantor.

SECTION 3.1.4 Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Third Amendment Effective Date) of (i) Wilson Sonsini Goodrich & Rosati, P.C., New York counsel for STX and certain other Loan Parties, (ii) Arthur Cox, Irish counsel to STX, (iii) the Chief Legal Officer of STX and (iv) Maples and Calder, Cayman Islands counsel for the Borrower and certain other Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.1.5 Amendment Fee. The Borrower shall have paid the Administrative Agent for the account of each Lender (including Scotiabank in its capacity as a Lender) an amendment fee in an amount as agreed between the parties.

SECTION 3.1.6 Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including in each case, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document.

Exhibit 10.4

SECTION 3.1.7 Upfront Fee. The Borrower shall have paid the Administrative Agent for the account of each Lender (including Scotiabank in its capacity as a Lender) an upfront fee (the “Upfront Fee”) payable to each Lender (including Scotiabank in its capacity as a Lender) in an amount as agreed between the parties for any new or incremental Revolving Commitments provided, in each case payable in full on the Third Amendment Effective Date for the account of the Lender providing such new or incremental Revolving Commitments.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION 4.1 Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, STX and the Borrower represent and warrant to the Lenders and the Administrative Agent that as of the Third Amendment Effective Date:

(a) both before and after giving effect to this Amendment, all of the statements set forth in clause (a) of Section 4.02 of the Existing Credit Agreement are true and correct;

(b) both before and after giving effect to this Amendment, no Default has occurred and is continuing, or will result therefrom;

(c) this Amendment constitutes the legal, valid and binding obligation of STX and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity and an implied covenant of good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law in accordance with its terms; and

(d) no authorizations, consents, or approvals by any Person are required for the execution and delivery by, or for the effectiveness or enforceability against, any Loan Party of this Amendment except such as have been made or obtained and are in full force and effect.

SECTION 4.2 Effect of Amendment. The parties hereto agree as follows:

(a) This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or any Lender under any of the Loan Documents except as expressly stated herein. Except as expressly amended hereby or by the Guarantee Amendment, the provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation

Exhibit 10.4
of the Existing Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

(b) On and after the Third Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed a reference to the Existing Credit Agreement as amended hereby. This Amendment, executed pursuant to the Existing Credit Agreement, shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement and the other Loan Documents and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 4.3 Fees and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses arising in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 4.4 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.5 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 4.6 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, each of which when executed and delivered shall be deemed an original, and all such counterparts taken together shall be deemed to constitute one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by electronic signature, facsimile or other electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 4.7 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. STX AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, TO THE SAME EXTENT SET FORTH IN SECTION 9.09(b) OF THE CREDIT AGREEMENT.

SECTION 4.8WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

Exhibit 10.4
HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Existing Credit Agreement to be duly executed and delivered as of the day and year first above written.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Walter Chang
Name:	Walter Chan
Title:	Treasurer and Authorized Signatory

SEAGATE HDD CAYMAN

By:	/s/ Walter Chang
Name:	Walter Chan
Title:	Treasurer

Exhibit 10.4

THE BANK OF NOVA SCOTIA, in its capacity
as the Administrative Agent and a Lender

By:	/s/ Khrystyna Manko
Name:	Khrystyna Manko
Title:	Director

Exhibit 10.4

BANK OF AMERICA, N.A., as Lender

By:	/s/ Jason Auguste
Name:	Jason Auguste
Title:	Vice President

Exhibit 10.4

BNP PARIBAS, as a Lender

By:	/s/ George Ko
Name:	George Ko
Title:	Director

By:	/s/ Chief Marbumrung
Name:	Chief Marbumrung
Title:	Vice President

Exhibit 10.4

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

Exhibit 10.4

MUFG BANK, LTD., as a Lender

By:	/s/ Matthew Antioco
Name:	Matthew Antioco
Title:	Director

Exhibit 10.4

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Lacy Houstoun
Name:	Lacy Houstoun
Title:	Managing Director

Exhibit 10.4

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Susan M. Bowes
Name:	Susan M. Bowes
Title:	Senior Vice President

Exhibit 10.4

DBS BANK LTD., as a Lender

By:	/s/ Josephine Lim
Name:	Josephine Lim
Title:	Senior Vice President

Exhibit 10.4

UNITED OVERSEAS BANK LIMITED, LOS
AGENCY, as a Lender

By:	/s/ Eriberto de Guzman
Name:	Eriberto de Guzman
Title:	Managing Director

By:	/s/ Brian Ike
Name:	Brian Ike
Title:	First Vice President

Exhibit 10.4

INDUSTRIAL AND COMMERCIAL BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ ZHENYUAN XIE
Name:	ZHENYUAN XIE
Title:	AVP

By:	/s/ YUANYUAN PENG
Name:	YUANYUAN PENG
Title:	DIRECTOR

Exhibit 10.4

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

Exhibit 10.4

BANK OF TAIWAN, ACTING THROUGH ITS LOS ANGELES BRANCH, as a Lender

By:	/s/ Dixon Ti-Kang Wang
Name:	Dixon Ti-Kang Wang
Title:	VP & General Manager

Exhibit 10.4

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., NEW YORK BRANCH, as a Lender

By:	/s/ Pi-Kai Liu
Name:	Pi-Kai Liu
Title:	AVP

Exhibit 10.4

OVERSEA-CHINESE BANKING CORPORATION LIMITED, as a Lender

By:	/s/ Charles Ong
Name:	Charles Ong
Title:	Managing Director

Exhibit 10.4

CITIBANK, N.A., as a Lender

By:	/s/ Robert Shaw
Name:	Robert Shaw
Title:	Vice President

Exhibit 10.4

HUA NAN COMMERCIAL BANK, LOS
ANGELES BRANCH, as a Lender

By:	/s/ Gary Hsu
Name:	Gary Hsu
Title:	VP & General Manager

Exhibit 10.4

ANNEX I
(to Third Amendment)

Schedule 2.01
Lenders and Commitments

REVOLVING LENDERS
(as of the Third Amendment Effective Date)

NAME OF REVOLVING LOAN LENDER	REVOLVING COMMITMENT	REVOLVING LOAN PERCENTAGE
The Bank of Nova Scotia	$173,400,000	10.1%
Bank of America, N.A.	173,400,000	10.1%
Morgan Stanley Bank, N.A.	173,400,000	10.1%
MUFG Bank, Ltd.	173,400,000	10.1%
Wells Fargo Bank, N.A.	173,400,000	10.1%
BNP Paribas	135,000,000	7.8%
Citibank N.A.	125,000,000	7.2%
DBS Bank Ltd.	125,000,000	7.2%
U.S. Bank National Association	125,000,000	7.2%
Industrial and Commercial Bank of China Limited, New York Branch	125,000,000	7.2%
United Overseas Bank Limited, Los Angeles Agency	125,000,000	7.2%
Sumitomo Mitsui Banking Corporation	98,000,000	5.7%
TOTAL	$1,725,000,000	100%

Exhibit 10.4

EXHIBIT A

(see attached.)